UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Effective June 1, 2015, the Board of Directors of Zions Bancorporation (the “Company”) approved the appointment of Scott J. McLean as Chief Operating Officer of the Company. Mr. McLean will continue to serve in his current roles of President of the Company and Chairman of the Company’s subsidiary, Amegy Bank National Association. See the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2015 for further information about compensation of the Company’s named executive officers, including Mr. McLean.

ITEM 7.01    Regulation FD Disclosure.

On June 1, 2015, the Company intends to distribute and make available to investors, and to post on its website, a written presentation regarding its corporate structure, expense and revenue initiatives, and forward-looking statements. The presentation is attached to this report as Exhibit 99.1. As announced in the press release attached as Exhibit 99.2, the Company will also hold a conference call to discuss these matters with the public.

ITEM 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.            Description

99.1        Zions Bancorporation presentation to investors

99.2        Press Release dated June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: June 1, 2015	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel